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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Tucows Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-74010, 333-106961, 333-140985 and 333-169848) on Form S-8, the registration statement (No. 333-136284) on Form S-3 and the registration statement (No. 333-125843) on Form S-1 of Tucows Inc., of our report dated March 18, 2011, with respect to the consolidated balance sheets of Tucows Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2010 and all related financial statement schedules, which report appears in the December 31, 2010, annual report on Form 10-K of Tucows Inc.

/s/ KPMG LLP Chartered Accountants, Licensed Public Accountants
Toronto, Canada March 22, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm